UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

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☐  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

OSI RESTAURANT PARTNERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OSI RESTAURANT PARTNERS, INC.
SUPPLEMENT NO. 2 TO PROXY STATEMENT
June 4, 2007
     OSI Restaurant Partners, Inc. (“OSI”, “we” or the “Company”) is issuing this Supplement No. 2 (this “supplement”) to its definitive proxy statement dated March 30, 2007 (the “definitive proxy statement”) and its supplement to proxy statement dated May 23, 2007 (the “proxy supplement”). The definitive proxy statement and the proxy supplement relate to a special meeting of stockholders of the Company to consider a proposal to adopt an Agreement and Plan of Merger by and among the Company, Kangaroo Holdings, Inc. (“Parent”) and Kangaroo Acquisition, Inc. (“Merger Sub”), an indirect wholly-owned subsidiary of Parent, dated as of November 5, 2006 and amended on May 21, 2007 (the “amended merger agreement”). On May 25, 2007, as contemplated in the proxy supplement, we adjourned the special meeting to 11:00 a.m. Eastern Daylight Time on Tuesday, June 5, 2007 in order to permit the solicitation of additional votes and to provide stockholders with additional time to consider the changes effected by the amendment to the merger agreement entered into on May 21, 2007. The special meeting will be held at the A La Carte Pavilion, 4050-B Dana Shores Drive, Tampa, Florida. Terms defined in the proxy supplement and used in this supplement have the meanings given to them in the proxy supplement unless they are defined herein.
     The following supplements the information in the proxy supplement under the heading “Update to Special Factors — Background of the Merger” beginning on page S-9 of the proxy supplement:
     During the period beginning May 10, 2007 and ending on or about May 18, 2007, Bain/Catterton and a significant unaffiliated stockholder of OSI had a series of discussions regarding the possibility of Bain/Catterton increasing the merger consideration above $40.00 per share. Bain/Catterton and such stockholder did not reach agreement on any matter, including whether such stockholder would support the transaction if Bain/Catterton increased the merger consideration.
     The following supplements the information in the proxy supplement under the heading “Update to Special Factors — Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors” beginning on page S-12 of the proxy supplement and describes additional factors that the OSI board of directors and the special committee of the Board considered in recommending the adoption of the amended merger agreement:
     The stockholder vote required by the merger agreement, prior to its amendment, was more burdensome than is typical for similar transactions; the special committee believed that the more burdensome standard helped facilitate the increase in merger consideration because in exchange for increasing the merger consideration Bain/Catterton proposed a lower voting standard; and the stockholder vote required by the amended merger agreement (although requiring fewer votes to adopt the merger agreement from stockholders that are not OSI Investors than the initial standard) is the most frequently used voting standard for similar transactions, would continue to insure that the vote of the OSI Investors would not determine the outcome of the OSI stockholder vote on the amended merger agreement, and was believed by the special committee and the board of directors, based on the advice of their respective legal counsels, to be procedurally fair to OSI’s unaffiliated stockholders.
     The following supplements the information in the proxy supplement under the heading “Update to Special Factors — Position of the OSI Investors Regarding the Fairness of the Merger” beginning on page S-13 of the proxy supplement and describes additional factors that the OSI

Investors considered in concluding that the amended merger agreement is procedurally fair to OSI’s unaffiliated stockholders:
     The stockholder vote required by the merger agreement, prior to its amendment, was more burdensome than is typical for similar transactions; and the stockholder vote required by the amended merger agreement (although requiring fewer votes to adopt the merger agreement from stockholders that are not OSI Investors than the initial standard) is the most frequently used voting standard for similar transactions, would continue to insure that the vote of the OSI Investors would not determine the outcome of the OSI stockholder vote on amended merger agreement, and was believed by the OSI Investors to be procedurally fair to OSI’s unaffiliated stockholders.
     The following supplements the information in the proxy supplement under the heading “Update to Special Factors — Position of Parent, Merger Sub and the Funds Regarding the Fairness of the Merger” beginning on page S-15 of the proxy supplement and describes additional factors that Parent, Merger Sub and the Funds considered in concluding that the amended merger agreement is procedurally fair to OSI’s unaffiliated stockholders:
     The stockholder vote required by the merger agreement, prior to its amendment, was more burdensome than is typical for similar transactions; and the stockholder vote required by the amended merger agreement (although requiring fewer votes to adopt the merger agreement from stockholders that are not OSI Investors than the initial standard) is the most frequently used voting standard for similar transactions, would continue to insure that the vote of the OSI Investors would not determine the outcome of the OSI stockholder vote on the amended merger agreement, and was believed by Parent, Merger Sub and the Funds to be procedurally fair to OSI’s unaffiliated stockholders. In addition, OSI’s founders had agreed with Parent that they will receive only $40.00 per share in cash for their shares (other than the shares they will be contributing to Parent in exchange for Parent common stock, which will be exchanged at a per share valuation of $40.00 per share).
     The following additional updated financial information is provided:
     The net book value per share of OSI common stock as of March 31, 2007 was $16.61.
     The ratio of OSI’s earnings to fixed charges for the quarters ended March 31, 2007 and 2006 are as follows (dollars in thousands):

	March 31, 2007	March 31, 2006
Earnings available for fixed charges	$57,232	$63,385
Fixed charges:
Interest expense	3,551	2,506
Portion of rentals deemed to interest	9,929	8,874
Other	73	84

Total fixed charges	$13,553	$11,464

Ratio of earnings to fixed charges	4.2	5.5
     For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes and other party interests in consolidated entities plus fixed charges plus amortization of capitalized interest plus distributed income of equity investees minus capitalized interest. Fixed charges include: (i) interest expense, whether expensed or capitalized; (ii) amortization of debt issuance cost; and (iii) the portion of rental expenses representative of the interest factor, which is calculated based upon 1/3 of rental expenses related to operating leases.
     The balance sheet information and related footnote information in the proxy supplement beginning on page S-28 that is as of December 31, 2006 is derived from OSI’s audited financial statements, notwithstanding that parenthetical information in that information identifies it as unaudited information.

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